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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         -------------------------------


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 17, 2002


                         ENBRIDGE ENERGY PARTNERS, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       DELAWARE
    (STATE OR OTHER                                          39-1715850
     JURISDICTION                 1-10934                 (I.R.S. EMPLOYER
   OF INCORPORATION)        (COMMISSION FILE NO.)        IDENTIFICATION NO.)


                  1100 LOUISIANA, SUITE 3300, HOUSTON, TX 77002
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 650-8900


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ITEM 9.  REGULATION FD DISCLOSURE

Set forth below is a press release of Enbridge Energy Partners, L.P. that was released on May 17, 2002 regarding its acquisition of natural gas transportation, gathering and processing assets from affiliates of Enbridge Inc.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed `filed' for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.


ENBRIDGE ENERGY PARTNERS AGREES TO ACQUIRE $929 MILLION OF NATURAL GAS TRANSPORTATION, GATHERING AND PROCESSING ASSETS

HOUSTON, Texas, May 17, 2002 /PRNewswire/ -- Enbridge Energy Partners, L.P. (NYSE:EEP) today announced that it has signed an agreement to acquire natural gas transportation, gathering and processing assets from affiliates of Enbridge Inc., the ultimate parent company of its General Partner, for $929 million. The acquisition is subject to financing by the Partnership and other closing conditions.

The acquisition includes substantially all of the assets acquired by Enbridge through its purchase of Midcoast Energy Resources, Inc. in May 2001, together with a significant amount of assets added to the Midcoast portfolio through acquisitions such as the Northeast Texas system, the South Texas system and the Hobart processing plant. The acquired assets provide natural gas gathering, treating, processing, transmission and marketing services in the Mid-Continent and Gulf Coast regions of the United States.

Dan C. Tutcher, President of the General Partner, commented on behalf of the Partnership, "We are very pleased with this acquisition, which expands and diversifies our asset base and which is expected to materially increase distributable cash flow. The acquisition furthers a key strategic objective of the Partnership to establish a significant foothold in natural gas infrastructure. This will complement our position as the primary transporter of crude oil and natural gas liquids from western Canada to the Midwest region of the United States. In particular, the acquisition diversifies our sources of cash flow by adding a large and stable cash-generating base of intrastate and regulated interstate transmission assets."

Tutcher continued, "The acquisition is expected to be immediately accretive to earnings and distributable cash flow. Equally important, the majority of increased operating income is expected to be derived from fee-based transmission and gathering activities, which is consistent with our goal to maintain stability in cash distributed to unitholders. Finally, both the acquired assets and our existing systems have significant internal growth opportunities that will further support our goal of increasing cash distributions at a high single digit rate over the next two to three years."

Patrick D. Daniel, President and CEO of Enbridge Inc., stated, "This transaction is consistent with our strategy to utilize Enbridge Energy Partners as the primary vehicle for acquiring and optimizing mature energy transportation assets in the United States. By making this acquisition and the East Texas and North Dakota acquisitions last year, our Houston-based team has set a brisk pace in moving this strategy forward, adding nearly $1.2 billion of cash-generating assets to the Partnership. The Partnership will continue to play a key role in Enbridge's strategy to increase its North American footprint and our goal to be a leading North American energy delivery company."

A committee of independent members of the Board of Directors of the General Partner of the Partnership recommended the approval of the purchase and the terms of the acquisition on behalf of the Partnership. The committee retained independent legal and financial advisors to assist it in evaluating and negotiating the acquisition.

The systems being acquired and the existing East Texas system provide an excellent base in some of the highest natural gas production areas in the United States. Enbridge Partners plans to utilize these systems as a platform from which to pursue new growth opportunities by aggressively marketing available pipeline and plant capacity, optimizing efficiencies between operating units, developing internal growth opportunities and purchasing additional complementary systems.

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The Midcoast systems, excluding the Northeast and South Texas systems described below, consist of approximately 4,000 miles of natural gas gathering and transmission pipelines, with an aggregate throughput capacity of approximately 4 billion cubic feet per day, and natural gas treating and processing assets located in the Mid-Continent and Gulf Coast regions. Included in the acquisition are four interstate common carrier natural gas transmission pipeline systems, 20 intrastate and wholesale customer natural gas pipeline systems, 30 gathering and processing/treating systems, 98 natural gas liquids, crude oil and carbon dioxide trucks and trailers and 45 rail cars.

The Northeast Texas system includes 1,200 miles of natural gas gathering pipelines with a throughput capacity of 400 million cubic feet per day (MMcf/d), along with five treating plants and three processing plants. The system is adjacent to the Partnership's East Texas system, which is expected to provide operational flexibility and synergies between the two systems.

The South Texas system includes 175 miles of natural gas gathering pipelines with a throughput capacity of 100 MMcf/d and one treating plant. Additionally, the South Texas gathering system interconnects with approximately 500 miles of natural gas transmission pipelines, which the Partnership will have the right to acquire, subject to, among other things, payment by the Partnership of the $41 million purchase price and regulatory approvals.

The Partnership expects that it will fund the acquisition with the proceeds of debt and equity financing, consistent with its capital structure goals. The final purchase price will include an adjustment for working capital and other items.

The Partnership estimates that the acquisition will provide incremental earnings before interest, taxes, depreciation and amortization (EBITDA) of between $105 and $115 million on an annualized basis for 2002, resulting in a purchase-price-to-EBITDA multiple of approximately 8.4 times. Financial results are expected to improve further in 2003, as several growth opportunities and operational synergies are realized. Thus, 2003 EBITDA is anticipated to increase by approximately 15% over the annualized 2002 level. Assuming the acquisition is financed with equal amounts of debt and equity capital, the acquired assets are expected to contribute incremental distributable cash flow per unit of between $0.25 and $0.30 in 2003.

The foregoing financial projections are based upon assumptions that the Partnership believes are reasonable in light of management's current beliefs concerning future events. However, the assumptions the Partnership has used are inherently uncertain and are subject to significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those projected above. The material assumptions underlying the foregoing financial projections include, but are not limited to, operating variables such as system throughput volumes, commodity prices, fractionation margins for natural gas liquids, plant operability rates, capital expenditures and anticipated outcomes of specific events such as closing the acquisition of the South Texas system's transmission pipelines in 2002.

In addition to the financial projections set forth above, this news release includes other forward-looking statements regarding future events and the future financial performance of the Partnership. Words such as "anticipates," "expects," "estimates," "forecasts," "projects" and similar expressions, identify forward-looking statements within the meaning of the Securities Litigation Reform Act. The projections and other forward-looking statements are based on the Partnership's beliefs and assumptions and information currently available to the Partnership. These projections and statements reflect the Partnership's current views with respect to future events and are subject to various risks, uncertainties and assumptions including those discussed above and in SEC filings, including the Annual Report on Form 10-K for the year ended December 31, 2001. Specific factors that could cause actual results to differ from the foregoing projections and other forward-looking statements include:

      o adverse changes in the prices of crude oil, natural gas, natural gas liquids and other products transported, treated and processed by the Partnership, which can reduce the supply of and/or demand for these products and, thus, the throughput of these products on our facilities;

      o inability to renew or replace select customer contracts upon their expiration on terms substantially equivalent to the existing contracts;

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      o     adverse rulings by the FERC or other regulatory authorities having jurisdiction over the rates charged by the Partnership;

      o     the condition of the debt and equity capital markets;

      o increased cost of complying with laws and regulations, including those relating to safety and protection of the environment; and

      o permanent or temporary closure of Partnership or customer facilities as a result of operational errors, natural disasters, accidents, fires, explosions, acts of terrorism, labor shortages or disputes or disturbances expected or unexpected events.

If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statement. Consequently, the projections and any other forward-looking statements should not be regarded as a representation by the Partnership that they can or will be achieved. If not achieved, the market price of the Partnership's units could decline.

Except as required by applicable securities laws, the Partnership does not intend to update these forward-looking statements.

Enbridge Energy Partners will be hosting an investment conference call, commencing at 8:45 a.m. Eastern Time on Friday, May 17, 2002, to discuss its intended acquisition. Interested parties may access a live Internet broadcast of the call at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=EEP&script=1100 or may playback the broadcast for a limited period afterward. The call is also accessible by telephone at 1-973-694-6836 and can be replayed until June 1, 2002 by calling 1-973-709-2089 and entering code 242940.

Enbridge Energy Partners, L.P. owns the U.S. portion of the world's longest liquid petroleum pipeline and is active in natural gas gathering, processing and wholesale marketing. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, holds an effective 12.9% interest in the Partnership. The Partnership's Class A Common Units are traded on The New York Stock Exchange under the symbol "EEP." Enbridge Inc. common shares are traded on The Toronto Stock Exchange and on The New York Stock Exchange under the symbol "ENB."




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               ENBRIDGE ENERGY PARTNERS, L.P.
                               (Registrant)

                                By: Enbridge Energy Company, Inc.
                                    as General Partner

                                  /s/ JODY L. BALKO
                                 ----------------------------------
                                   Jody L. Balko
                                   Chief Accountant (Principal Financial
                                     and Accounting Officer)



Date: May 23, 2002